UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): July 5, 2011

IPC THE HOSPITALIST COMPANY, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33930	No. 95-4562058
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4605 Lankershim Boulevard, Suite 617

North Hollywood, California

(Address of principal executive offices including Zip Code)

(888) 447-2362

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 240.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 3 — Securities and Trading Markets

Item 3.01 — Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously reported in the Current Report on Form 8-K filed by IPC The Hospitalist Company, Inc. (the “Company”) with the Securities and Exchange Commission on June 17, 2011, Patrick G. Hays resigned as a Class III Director of the Company’s Board of Directors (the “Board”) on June 15, 2011. Mr. Hays had served as a member of the Audit Committee and Nominating and Governance Committee of the Board.

As a result of this Director’s resignation, on July 5, 2011, the Company received a letter from The Nasdaq Stock Market, Inc. (“Nasdaq”) stating that the Company was not in compliance with the audit committee composition rules set forth in Nasdaq Listing Rule 5605 requiring the audit committee to consist of at least three independent members of the Board. However, consistent with Nasdaq Listing Rule 5605(c)(4), Nasdaq is providing the Company with a cure period in order to regain compliance as follows:

•	until the earlier of the Company’s next annual shareholders’ meeting or June 15, 2012; or

•	if the next annual shareholders’ meeting is held before December 12, 2011, then the Company must evidence compliance no later than December 12, 2012.

The Company intends to comply with Nasdaq’s audit committee composition requirements as set forth in the Nasdaq Listing Rules within the cure period provided by Nasdaq.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IPC THE HOSPITALIST COMPANY, INC.

Date: July 8, 2011	By:	/s/ Adam D. Singer, M.D.
Adam D. Singer, M.D.
Chief Executive Officer

3